Exhibit 99.1

AMCON DISTRIBUTING COMPANY ACQUIRES BURKLUND DISTRIBUTORS, INC.

NEWS RELEASE

Omaha, NE, March 15, 2024 - AMCON Distributing Company (“AMCON”) (NYSE American: DIT), an Omaha, Nebraska-based consumer products company is pleased to announce the acquisition of Burklund Distributors, Inc. (“Burklund”), of East Peoria, Illinois.

“We are honored that Jon Burklund and Rob Hackett have chosen AMCON to continue the legacy and stewardship of this third-generation family held business that was established by Edwin Burklund in 1939, and grown by Dale Burklund,” said Christopher H. Atayan, AMCON’s Chairman and Chief Executive Officer.” Mr. Atayan added, “We warmly welcome all the Burklund associates, customers and vendors to our AMCON Family. AMCON recognizes and will continue to support the community services of central Illinois that Burklund has a long tradition of sponsorship.”

AMCON will continue to serve Burklund customers from Burklund’s East Peoria and Fairview Heights, Illinois distribution centers. Upon completion of this acquisition AMCON will be servicing approximately 7,400 locations in 32 states.

“Jon Burklund and Rob Hackett’s unwavering commitment and dedication to customer service is a common operating philosophy shared by both AMCON and Burklund and serves as a strong foundation to grow and support our customer base,” said Andrew C. Plummer, AMCON’s President and Chief Operating Officer. Mr. Plummer added, “We also look forward to providing the leading-edge customer-centered suite of services that AMCON has developed to bring additional value for the Burklund customers we will now be serving.”

“Burklund’s long-standing principal of Ever Growing, Ever Changing, Always a New Direction led us to AMCON who shares our steadfast commitment to our team members, customers, and community. Our organization is excited about this transaction as together we will be able to add increased capabilities for Burklund customers,” said Jon Burklund, Chairman of Burklund. Mr. Burklund added, “We now have the enhanced capacity, technology, geographic reach and foodservice facilities to serve our customers as they grow.” Burklund’s President Rob Hackett commented, “AMCON shares our respect for a positive and collaborative work environment among colleagues and mutual respect for customers which is another key element of our success. This made AMCON the ideal partner for the growth of our business.”

The transaction is expected to close in the Company’s third quarter of fiscal 2024, subject to customary closing conditions.

AMCON, and its subsidiaries Team Sledd, LLC and Henry’s Foods, Inc., is a leading Convenience and Foodservice Distributor of consumer products, including beverages, candy, tobacco, groceries, foodservice, frozen and refrigerated foods, automotive supplies and health and beauty care products with distribution centers in Colorado, Illinois, Minnesota, Missouri, Nebraska, North Dakota, South Dakota, Tennessee, and West Virginia. Through its Healthy Edge Retail Group, AMCON operates fifteen (15) health and natural product retail stores in the Midwest and Florida.

This news release contains forward-looking statements that are subject to risks and uncertainties and which reflect management's current beliefs and estimates of future economic circumstances, industry conditions, Company performance and financial results. A number of factors could affect the future results of the Company and could cause those results to differ materially from those expressed in the Company's forward-looking statements including, without limitation, availability of sufficient cash resources to conduct its business and meet its capital expenditures needs and the other factors described under Item 1.A. of the Company’s Annual Report on Form 10-K. Moreover, past financial performance should not be considered a reliable indicator of future performance. Accordingly, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 with respect to all such forward-looking statements.

Visit AMCON Distributing Company's web site at: www.amcon.com

For Further Information Contact:

Christopher H. Atayan

AMCON Distributing Company

Ph 402-331-3727

2